Exhibit 32.03

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Gregg Buckbinder, certify that (i) the Quarterly Report of Nestor Partners (the “Partnership”) on Form 10-Q for the period ending June  30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By: /s/ Gregg Buckbinder
Gregg Buckbinder
Chief Financial and Operating Officer
Millburn Ridgefield Corporation
General Partner, Nestor Partners
August 13, 2014